EXHIBIT 1.1

EXECUTION COPY

BioMarin Pharmaceutical Inc.

7,500,000 Shares

Common Stock

($0.001 par value)

UNDERWRITING AGREEMENT

February 21, 2003

UNDERWRITING AGREEMENT

February 21, 2003

UBS Warburg LLC

CIBC World Markets Corp.

SG Cowen Securities Corporation

As Representatives of the several Underwriters

c/o UBS Warburg LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 7,500,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,125,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the Shares. The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-102066) under the Act (the “registration statement”). An amendment to such registration statement has been similarly prepared and filed with the Commission. Such registration statement, as so amended, has been declared by the Commission to be effective under the Act. The Company has filed with the Commission a Prepricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Act, describing the Shares and the offering thereof, in such form as has been provided to and approved by the Underwriters. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a Prospectus Supplement (as defined and referred to below) to the Basic Prospectus (as defined and referred to below), describing the Shares and the offering thereof, in such form as has been provided to and approved by the Underwriters.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as amended prior to the execution of this Agreement, including all financial schedules and exhibits thereto. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of February 5, 2003 and filed with the Commission pursuant to Rule 424 on February 5, 2003 for use in connection with the marketing of the Shares pursuant to this Agreement. The term “Prepricing Prospectus” as used in this Agreement means the preliminary prospectus supplement dated as of February 5, 2003 and filed with the Commission on February 5, 2003 pursuant to Rule 424 under the Act and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Shares, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prepricing Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

1.    Sale and Purchase.    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, in each case at a purchase price of $9.40 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Shares solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase (which may be the time of purchase) shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine solely to eliminate fractional shares).

2.    Payment and Delivery.    Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 26 , 2003 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof) at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New

[1]	As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

York, New York 10019. The time at which such payment and delivery are actually made is hereinafter called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of such Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

3.    Representations and Warranties of the Company.    The Company represents and warrants to each of the Underwriters that:

(a)  the Company has not received nor has notice of any order of the Commission preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus or instituting proceedings for that purpose, and the Basic Prospectus, the Prospectus Supplement and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; the Company is eligible to use a registration statement on Form S-3 and the offering of the Shares complies with the requirements of Rule 415; such registration statement, at the date of this Agreement, meets the requirements set forth in Rule 415 under the Act and complies in all material respects with said Rule 415; when the Registration Statement became effective, the Registration Statement conformed in all material respects with the provisions of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will conform in all material respects with the provisions of the Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and neither the Company nor any of its affiliates has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prepricing Prospectus and the Prospectus or any other materials, if any, permitted by the Act;

(b)  as of the date of this Agreement, the Company’s capitalization is as set forth under the heading entitled “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company’s capitalization shall be as set forth under the heading entitled “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus or stock options thereafter granted under the Company’s stock option plans disclosed in the Registration Statement and the Prospectus and the exercise by Acqua Wellington North American Equities Fund, Ltd. (“Acqua Wellington”) of its right described in the Registration Statement and Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

(d)  the Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California, such State being the only jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification; the Company has no subsidiaries (as defined in the Act) other than as listed in Schedule B annexed hereto (the “Subsidiaries”); except (i) as described in the Registration Statement and the Prospectus and (ii) except for the exchangeable shares issued by BioMarin Delivery Canada Inc. to the former shareholders of BioMarin Pharmaceutical (Canada) Inc. (formerly known as Synapse Technologies Inc.) which have no material rights other than the right to receive future contingency milestone payments as described in the Registration Statement and Prospectus, the Company owns, directly or indirectly, 100% of the outstanding capital stock of the Subsidiaries; except for the Subsidiaries or as described in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity; complete and correct copies of the certificates or articles of incorporation and of the bylaws of the Company and each of the corporate Subsidiaries and the operating agreements of each limited liability company Subsidiary and all amendments thereto have been delivered to you;

(e)  each of the Subsidiaries that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease, and operate its properties and to conduct its business; each of the

Subsidiaries that is a limited liability company has been duly formed and is validly existing as limited liability company in good standing under the laws of the jurisdiction of its formation, with the requisite limited liability company power and authority to own, lease, and operate its properties and to conduct its business;

(f)  each of the Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”); each of the Subsidiaries (other than BioMarin Genetics, Inc., BioMarin Holdings (Del.) Inc. and BioMarin Acquisition (Del.) Inc.) incorporated or organized in accordance with the laws of the State of Delaware is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in the State of California, such State being the only jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification;

(g)  all of the outstanding shares of capital stock of each of the corporate Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; all capital contributions required to be made by the Company through the date hereof with respect to the outstanding membership interests of BioMarin/Genzyme LLC held by the Company have been made; all outstanding membership interests in BioMarin/Genzyme LLC were issued and sold in compliance with the applicable operating agreements of such company and all applicable federal and state securities laws, and, except as set forth in the Registration Statement and the Prospectus and the operating agreements of such company and the Collaboration Agreement dated as of September 4, 1998 with respect to BioMarin/Genzyme LLC, the membership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims and the Company has not granted any options, warrants or other rights to purchase, or entered into any agreements or incurred any obligation to issue or granted any rights to convert any obligations into ownership interests in BioMarin/Genzyme LLC; the BioMarin/Genzyme LLC operating agreement pursuant to which the Company holds its membership interest in BioMarin/Genzyme LLC constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and, to the Company’s knowledge, is in full force and effect; there has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreement by the Company or, to the Company’s knowledge, any other party to such agreement;

(h)  neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation, default or event, a “Default Event”), (i) its charter, by-laws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, other than, in the case of clauses (ii) and (iii), such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby, does not constitute and will not result in a Default Event under (w) any provisions of the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries or by which any of them or their respective properties may be bound or affected, (y) under any federal, state, local or foreign law, regulation or rule or (z) under any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, except, in the case of clause (x) for such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)  this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

(j)  the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(k)  the Shares have been duly and validly authorized by the Company and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable;

(l)  no approval, authorization, consent or order of or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company or any of the Subsidiaries in connection with the issuance and sale of the Shares or the consummation by the Company of the other transactions contemplated hereby other than registration of the offer and sale of the Shares under the Act, which has been or will be effected, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and the approvals required to be obtained after the date hereof, if any, with respect to the listing of the Shares on the Swiss SWX New Market (“SWX”);

(m)  except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby, except for such rights as have been complied with or waived;

(n)  KPMG LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the Exchange Act. Arthur Andersen LLP previously served as the Company’s auditors and as the auditors of IBEX Technologies Inc./Technologies IBEX Inc. – Therapeutics Enzymes Division and Glyko Biomedical Ltd., and during such service, were independent public accountants as required by the Exchange Act. During the Company’s last two fiscal years, (i) the Company has not had any disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with either

KPMG LLP or Arthur Andersen LLP and (ii) neither KPMG LLP or Arthur Andersen LLP advised the Company of any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K);

(o)  except as disclosed in the Registration Statement and Prospectus, and except for the approvals required to be obtained after the date hereof, if any, with respect to the listing of the Shares on the SWX, the Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, “Permits”), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, “Approvals”), in order to conduct its business as currently conducted as described in the Registration Statement and the Prospectus, other than such Permits and Approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such Permit or Approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p)  all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated by reference therein have been so described or filed as required;

(q)  except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries, or to the Company’s knowledge any of their respective directors or officers, is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, could reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(r)  the financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required;

(s)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development that could reasonably be expected to have a prospective material adverse change, in the business, operations, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or any of the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any of the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries (other than pursuant to the exercise of stock options or warrants described in the Registration Statement and the Prospectus as outstanding or the grant of stock options under stock option plans described in the Registration Statement and the Prospectus or the exercise by Acqua Wellington of its right as described in the Registration Statement and the Prospectus) that is material to the Company and its Subsidiaries, taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

(t)  the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit C hereto, of each of its officers and directors; the Company will not release or purport to release any of its officers or directors from any Lock-Up Agreement without the prior written consent of UBS Warburg LLC;

(u)  the Company is not and, immediately after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)   any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(w)  neither the Company nor any of the Subsidiaries nor any of their respective officers, directors and controlled affiliates or, to the Company’s knowledge, other affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(x)  the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and/or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and, (i) with regard to the Registration Statement, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and, (ii) with regard to the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(y)  the Company and each of the Subsidiaries maintain insurance of the types and in amounts reasonable in light of their respective businesses and the cost and availability of such insurance, including, but not limited to, insurance covering real and personal property owned or leased by the Company and each of the Subsidiaries against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect;

(z)  neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)  the Company and each of the Subsidiaries have good title to all personal property owned by them as described in the Registration Statement and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, any property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

(bb)  neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(cc)  the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act;

(dd)  all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ee)  other than as set forth in the Registration Statement and the Prospectus, or as would not individually or in the aggregate have a Material Adverse Effect, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, copyrights, trade secrets, information, proprietary rights and processes (“Intellectual Property”) necessary for the conduct of their business as presently conducted as described in the Registration Statement and the Prospectus; except as described in the Registration Statement and the Prospectus, the Company has no knowledge of any options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are outstanding and which are required to be described in the Registration Statement and the Prospectus, and, except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be described in the Registration Statement and the Prospectus; none of the technology employed by the Company and the Subsidiaries has been obtained or is used or proposed to be used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or the Subsidiaries or, to the Company’s knowledge, any of their respective directors, executive officers or employees or otherwise in violation of the rights of any persons, other than any violation which would not individually or in the aggregate have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, to the Company’s knowledge neither the Company nor any of the Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Registration Statement and the Prospectus and commercializing the products under development described therein, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not individually or in the aggregate have a Material Adverse Effect; and

(ff)  the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any Subsidiary or in which the Company, any Subsidiary or its products or product candidates have participated that are described in the Prospectus or the results of which are referred to in the Prospectus were and, if still pending, are being conducted in accordance with accepted medical and scientific research procedures; the descriptions in the Prospectus of the results of such studies and tests are accurate in all material respects and fairly present the data derived from such studies and tests (in the case of each study and test performed by outside third parties, with reference to the information regarding such studies and tests provided to the Company by such third parties), and the Company and each Subsidiary has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus; except to the extent disclosed in the Registration Statement and the Prospectus, the Company and each Subsidiary has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States applicable to the Company (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification of any pending clinical or pre-clinical studies or tests that are described in the Prospectus or the results of which are referred to in the Prospectus.

4.    Certain Covenants of the Company.    The Company hereby agrees:

(a)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(b)  to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)  to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which, if Rule 430A is used, the Company agrees to file in a timely manner under such Rules);

(d)  to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing, except as required pursuant to legal or administrative order or process;

(e)  if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(f)  to furnish to you and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed;

(g)  to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(h)  to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section

11(a) of the Act) covering a period of twelve months beginning after the effective dateof the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than 15 months thereafter;

(i)  to furnish to you five conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient additional conformed copies (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j)  to furnish to you as early as reasonably practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof;

(k)  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(l)  to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prepricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares, (iii) the printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq National Market (“NASDAQ”) and the SWX and any registration thereof under the Exchange Act, (vi) review of the public offering of the Shares by NASD Regulation, Inc. (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Representatives’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants and (viii) the performance of the other obligations of the Company hereunder;

(m)  for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares, to furnish to you, before filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(n)  to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(o)  not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 90 days after the date hereof (the “Lock-up Period”), without the prior written consent of UBS Warburg LLC, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus and (iv) the issuance of Common Stock to Acqua Wellington, as described in the Registration Statement and the Prospectus;

(p)  To prepare and file all applications with the SWX and use its best efforts for the Shares to be listed on the SWX as soon after the date hereof as is reasonably possible; and

(q)  if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment or Abbreviated Registration Statement to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment or Abbreviated Registration Statement has become effective.

5.    Reimbursement of Underwriters’ Expenses.    If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(l) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred in connection with this Agreement and in furtherance of the transactions contemplated hereby.

6.    Conditions of Underwriters’ Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

(i)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

(ii)  (a) each of the corporate Subsidiaries, other than BioMarin Pharmaceutical Nova Scotia Company, BioMarin Pharmaceutical Delivery Nova Scotia Company, BioMarin Holdings (Nova Scotia) Company, BioMarin Acquisitions (Nova Scotia) Company, BioMarin Pharmaceutical (Canada) Inc. BioMarin Delivery Canada Inc. and Glyko BioMedical Ltd. (collectively, the “Canadian Subsidiaries”), as to which such counsel need express no opinion) has been duly incorporated and is validly existing as a corporation is in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; (b) BioMarin/Genzyme LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware with the limited liability company power and authority to own, lease and operate its properties and conduct is business as described in the Registration Statement;

(iii)  the Company and the Subsidiaries (other than the Canadian Subsidiaries, BioMarin Genetics, Inc., BioMarin Acquisition (Del.) Inc., BioMarin Holdings (Del.) Inc., and Glyko, Inc., a California corporation) are duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in the State of California and are in good standing in such jurisdiction;

(iv)  this Agreement has been duly authorized, executed and delivered by the Company;

(v)  the Shares have been duly authorized and, when issued (in the case of the Firm Shares and, if applicable, the Additional Shares, as the case may be) and delivered to and paid for by the Underwriters in accordance herewith, will be duly and validly issued and will be fully paid and non-assessable;

(vi)  the Company has authorized and outstanding shares of capital stock as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company (A) have been duly and validly authorized and issued and are fully paid and non-assessable and (B) are free of preemptive rights under the Delaware General Corporation Law (the “DGCL”) or the charter of the Company; the Firm Shares, when issued, will be free of preemptive or similar rights under the DGCL or any contract, commitment or instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel; and the certificates for the Shares comply in all material respects with the requirements of the DGCL and NASDAQ;

(vii)  all of the outstanding shares of capital stock of the corporate Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion), have been duly authorized and validly issued, are fully paid and non-assessable, are owned of record by the Company (except as disclosed in the Prospectus), are not, to such counsel’s knowledge, subject to any perfected security interest or, to such counsel’s knowledge, any other encumbrance or adverse claim; to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion) are outstanding;

(viii)  the authorized capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

(ix)  the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Act;

(x)  the Registration Statement has become effective under the Act, and to such counsel’s knowledge no stop order with respect to the effectiveness thereof has been issued and no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(xi)  no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency with jurisdiction over the Company or the Subsidiaries is required in connection with the execution and delivery of this Agreement and the issuance and sale of the Shares and consummation of the other transactions contemplated hereby other than those that have been obtained under the Act, the Exchange Act, the rules of NASDAQ and other than any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any necessary approval of the Corporate Financing Department of NASD Regulation, Inc. and the SWX, as to which such qualification and approval such counsel need express no opinion;

(xii)  the execution, delivery and performance of this Agreement by the Company, including the consummation of the transactions contemplated hereby and by the Registration Statement, do not constitute, whether with the giving of notice or the passage of time or both, a Default Event pursuant to (A) any provision of the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries (other than the Canadian Subsidiaries, as to which such counsel need express no opinion), (B) any provision of any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument filed as an exhibit to the Registration Statement or identified to such counsel as material by the Company and issued to the Company or any of the Subsidiaries, as the case may be, or to which the Company or any of the Subsidiaries is a party, (C) any federal or state law, regulation or rule or (D) any decree, judgment or order identified to such counsel by the Company as material to the Company and the Subsidiaries, other than, in the case of clause (B) such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii)  to such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

(xiv)  to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries is subject or of which any of their respective properties is subject, whether at law, in equity or before or by any federal or state governmental or regulatory commission, board, body, authority or agency, which are required to be described in the Prospectus but are not so described;

(xv)  the Incorporated Documents (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) appear on their face to have complied as to form in all material respects, at the time such documents were filed with the Commission, with the requirements of the Exchange Act.

(xvi)  the Company is not and, immediately after giving effect to the offer and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(xvii)  those statements (A) in the Registration Statement and Prospectus under the captions “Risk factors — If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to commercialize Aldurazyme would be delayed or diminished” and “Risk factors — Anti-takeover provisions in our charter documents, our stockholders’ rights plan and under Delaware law may make an acquisition of us, which may be beneficial to our stockholders, more difficult,” (B) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the “10-K”) under the captions “Item 1. Description of Business — Factors that may affect future results — If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to commercialize Aldurazyme would be delayed or diminished” and “Item 1. Description of Business — Factors that may affect future results — Anti-takeover provisions in our charter documents and under Delaware law may make an acquisition of us, which may be beneficial to our stockholders, more difficult” (C) in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2002 under the captions “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to commercialize Aldurazyme would be delayed or diminished,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — Anti-takeover provisions in our charter documents, our stockholders’ rights plan and under Delaware law may make an acquisition of us, which may be beneficial to the stockholders, more difficult,” and “Part II. Other Information — Item 2. Changes in Securities and Uses of Proceeds,” (D) in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2002 and in the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2002, each under the captions “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to commercialize Aldurazyme would be delayed or diminished,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — Anti-takeover provisions in our charter documents and under Delaware law may make an acquisition of us, which may be beneficial to the stockholders, more difficult,” and “Part II. Other Information — Item 2. Changes in Securities and Uses of Proceeds,” (E) in the Company’s Current Report on Form 8-K dated September 11, 2002, (F) in the Company’s Current Report on Form 8-K dated August 21, 2002, (G) in the Company’s Current Report on Form 8-K dated February 6, 2002, (H) in the Company’s Current Report on Form 8-K/A filed with the Commission on January 14, 2002 to amend and restate the Company’s Form 8-K/A filed with the Commission on November 15, 2001, (I) in the Company’s Current Report on Form 8-K dated January 14, 2002 and (J) in the Company’s Form 8-A filed with the Commission on July 15, 1999 pursuant to Section 12(g) of the Exchange Act under the captions “Description of Capital Stock – Common Stock,” “Description of Capital Stock – Preferred Stock” and “Description of Capital Stock – Charter and Bylaw Provisions,” to the extent such statements include descriptions of contracts, agreements or refer to statements of law or legal conclusions, are accurate in all material respects, except to the extent that such statements have been modified or amended pursuant to statements subsequently filed with the Commission in reports listed herein; and

(xviii)  no person has the right, as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated by this Agreement, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or, to such counsel’s knowledge, any other contract, agreement or instrument to which the Company is a party to have any securities issued by the Company and owned by them registered pursuant to the Act and included in the Registration Statement or sold in the offering contemplated thereby, except for such rights as have been complied with or waived.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as to the extent stated, but only to the extent expressly stated, in such opinion), on the basis of the foregoing, relying as to materiality to a large extent on the representations of officers and other representatives of the Company, no fact has come to the attention of such counsel which leads them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement or at the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements, notes and schedules thereto and other information of a financial, statistical or accounting nature included or incorporated by reference in the Registration Statement or Prospectus).

In rendering any such opinion, such counsel may rely, as to matters of fact, on certificates of officers of the Company and public officials. Such opinion may be limited solely to the application of the laws of the United States of America, the laws of the states of California and New York and the Delaware General Corporation Law. All matters relating to intellectual property and food and drug regulatory matters may be excluded from such opinion. Such opinion may be subject to such other assumptions, qualifications, limitations and definitions as are usual and customary in the rendering of such opinions in the aforementioned jurisdictions.

(b) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, in the case of clause (i), (ii) and (iv) below, an opinion of Stewart McKelvey Stirling Scales, Nova Scotia counsel for the Company, with respect to the Subsidiaries incorporated in Nova Scotia, Cassels Brock & Blackwell LLP, Canadian counsel for the Company, with respect to the Subsidiaries incorporated pursuant to the Canada Business Corporations Act and McCullough, O’Connor Irwin, British Columbia counsel for the Company, with respect to the Subsidiary incorporated in British Columbia; in the case of clause (iii) below, an opinion of Desjardins Ducharme Stein Monast, Quebec counsel to the Company; and in the case of clause (v) below, an opinion of Cassels Brock & Blackwell LLP, with respect to the Canadian Subsidiaries, Canadian counsel for the Company, in each case, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

(i)  each of the Canadian Subsidiaries has been duly incorporated and is validly existing as, in the case of the Subsidiaries incorporated in Nova Scotia, an unlimited company, and in the case of all other Canadian Subsidiaries, a corporation, under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

(ii)  all of the outstanding shares of capital stock of the Canadian Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are owned of record by the Company (except as disclosed in the Prospectus), are not, to such counsel’sknowledge, subject to any perfected security interest or, to such counsel’s knowledge, any other encumbrance or adverse claim; to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Canadian Subsidiaries are outstanding;

(iii)  BioMarin Pharmaceutical Nova Scotia Company is duly qualified to do business in the Province of Quebec;

(iv)  the execution, delivery and performance of this Agreement by the Company, including the consummation of the transactions contemplated hereby and by the Registration Statement, do not constitute, whether with the giving of notice or the passage of time or both, a Default Event pursuant to (A) any provision of the charter or bylaws or other organizational documents of the Canadian Subsidiaries; or (B) any Canadian federal or provincial law, regulation or rule; and

(v)  the execution, delivery and performance of this Agreement by the Company, including the consummation of the transactions contemplated hereby and by the Registration Statement, do not constitute, whether with the giving of notice or the passage of time or both, a Default Event pursuant to (A) any provision of any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument filed as an exhibit to the Registration Statement and issued by any of the Canadian Subsidiaries or to which or any of the Canadian Subsidiaries is a party, or (B) any decree, judgment or order identified to such counsel by the Company as material to the Canadian Subsidiaries, other than, in the case of clause (A) such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(c)  You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Howrey Simon Arnold & White, LLP, such counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

(i)  such counsel (A) represents the Company in certain matters relating to intellectual property, including patents, (B) is generally familiar with the technology for which patents have been sought by or licensed to the Company for use in its business and the manner of such use, and (C) has read (I) the portions of the Prospectus and Registration Statement, as they relate to patents, discussed under the captions “Summary,” “Risk factors — If we are unable to protect our proprietary technology, we may not be able to compete as effectively” and “Risk factors — The United States Patent and Trademark Office recently issued two patents that relate to (alpha)-L-iduronidase. If we are not able to successfully challenge these patents, we may be prevented from producing Aldurazyme unless and until we obtain a license,” (II) the portions of the Company’s 10-K, as they relate to patents, discussed under the captions “Description of Business — Patents and Proprietary Rights;” “Description of Business — Factors that may affect future results — If we are unable to protect our proprietary technology, we may not be able to compete as effectively;” and “Description of Business — Factors that may affect future results — The United States Patent and Trademark Office recently issued two patents that relate to (alpha)-L-iduronidase. If we are not able to successfully challenge these patents, we may be prevented from producing Aldurazyme unless and until we obtain a license,” and (III) the portions of the Company’s Quarterly Reports on Form 10-Q for the periods ending September 30, 2002, June 30, 2002, and March 31, 2002, as they relate to patents, each under the captions “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If we are unable to protect our proprietary technology, we may not be able to compete as effectively” and “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — The United States Patent and Trademark Office recently issued two patents that relate to (alpha)-L-iduronidase. If we are not able to successfully challenge these patents, we may be prevented from producing Aldurazyme unless and until we obtain a license,” (I), (II) and (III) being hereinafter referred to as the “Patent Portions;”

(ii)  based upon such counsel’s investigation, the statements in the Registration Statement and the Prospectus under the Patent Portions are true, correct and complete statements or summaries;

(iii)  such counsel has reviewed the patents and patent applications filed in the U.S., and foreign counterparts thereto, that are owned by the Company, and patents and patent applications filed in the U.S., and foreign counterparts thereto, that are licensed exclusively to the Company (the “Patents”); in such counsel’s opinion, the Patents owned by the Company have been properly prepared and filed on behalf of the Company and are being diligently prosecuted by the Company; insofar as such counsel is aware, based upon its investigation, the Patents licensed to the Company have been properly prepared and filed and have been or are being diligently prosecuted by the licensor; based upon such counsel’s investigation, except as disclosed in the

Registration Statement and the Prospectus, no other entity or individual has any right or claim to any of the Patents or inventions disclosed therein; in such counsel’s opinion, each of the Patents discloses patentable subject matter under 35 U.S.C. § 101; such counsel is unaware of any facts from which it has concluded that the Patents fail to disclose patentable subject matter under the other provisions of 35 U.S.C.;

(iv)  such counsel is not aware of pending or threatened legal, governmental or administrative agency proceedings relating to Patents, except as described in the Registration Statement and Prospectus;

(v)  according to the records of such counsel, the Company is the licensee of, or is listed in the records of the appropriate Patent Office(s) as the owner of record of, the Patents listed on the attachment hereto; for inventions that are the subject of Patents owned by the Company, the Company has obtained an assignment of all right, title and interest from all inventors that have been identified to such counsel and is the owner of all right, title and interest in such Patents;

(vi)  except as set forth in the Registration Statement and Prospectus, such counsel has not become aware, after investigation, that the Company is infringing or otherwise violating any patents of others, nor has such counsel become aware, after investigation, of any patent rights of third parties that could reasonably be expected to affect materially the ability of the Company to conduct its business as described in the Registration Statement and Prospectus (including commercialization of products under development of which Such counsel is aware);

(vii)  to the knowledge of such counsel, after investigation, the Company owns or possesses the right to use its issued patents and the issued patents licensed exclusively to the Company to exclude others from conducting the business now being proposed to be conducted by the Company, as described in the Prospectus and Registration Statement and as encompassed by the claims of the such issued patents; such counsel expresses no business opinion as to the ability of the Company to commercialize products; and

(viii)  such counsel has no reason to believe that the information in the Patent Portions, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, at the time of purchase, or the additional time of purchase, as the case may be, the information in the Patent Portions contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to the Underwriters, stating that:

(i)  The statements of federal law or regulation, contained in (A) the Company’s 10-K, under the captions “Description of Business — Recent Developments – Aldurazyme,” “Description of Business — Recent Developments – Other Product Development Programs,” “Description of Business — Government Regulation,” “Description of Business — Factors that may affect future results — If we fail to obtain regulatory approval to commercially manufacture or sell any of our future drug products, or if approval is delayed, we will be unable to generate revenue from the sale of our products and our operating results will be adversely affected,” “Description of Business — Factors that may affect future results — To obtain regulatory approval to market our products, pre-clinical studies and costly and lengthy clinical trials will be required, and the results of the studies and trials are highly uncertain,” “Description of Business — Factors that may affect future results — The fast track designation for our product candidates may not actually lead to a faster review process,” “Description of Business — Factors that may affect future results — We will not be able to sell our products if we fail to comply with manufacturing regulations,” “Description of Business — Factors that may affect future results — If we fail to obtain orphan drug exclusivity for some of our products, our competitors may sell products to treat the same conditions and our revenue will be reduced,” “Description of Business — Factors that may affect future results — If we fail to obtain an adequate level of reimbursement for our drug products by third-party payers, there would be no commercially viable markets for our products;” (B) the Company’s Quarterly Reports on Form 10-Q for the periods ending September 30, 2002, June 30, 2002, and March 31, 2002, each under the captions “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If we fail to obtain regulatory approval to commercially manufacture or sell any of our future drug products, or if approval is delayed, our potential for generating positive cash flow will be diminished and the capital necessary to fund our operations will be increased,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — To obtain regulatory approval to market our products, pre-clinical studies and costly and lengthy clinical trials will be required, and the results of the studies and trials are highly uncertain,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — The fast track designation for our product candidates may not actually lead to a faster review process and a delay in the review process or approval of our products will delay revenue from the sale of the products and will increase the capital necessary to fund these programs,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — We will not be able to sell our products if we fail to comply with manufacturing regulations,” “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If we fail to obtain orphan drug exclusivity for some of our products, our competitors may sell products to treat the same conditions and our revenue will be reduced,” and “Part I. Financial Information — Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors that may affect future results — If we fail to obtain an adequate level of reimbursement for our drug products by third-party payers, the sales of our drugs would be adversely affected or there may be no commercially viable markets for our products;” (C) the Registration Statement and the Prospectus, under the captions “Business Overview,” “Recent Developments,” “Aldurazyme,” “Neutralayse,” “Aryplase,” “Other product development programs,” “Summary,” “Risk factors—If we fail to obtain regulatory approval to commercially manufacture or sell any of the future drug products, or if approval is delayed, we will be unable to generate revenue from the sale of our products, our potential for generating positive cash flow will be diminished and the capital necessary to fund our operations will be increased,” “Risk factors—To obtain regulatory approval to market our products, pre-clinical studies and costly and lengthy clinical trials will be required, and the results of the studies and trials are highly uncertain,” “Risk factors—The fast track designation for our product candidates may not actually lead to a faster review process and a delay in the review process or approval of our products will delay revenue from the sale of the products and will increase the capital necessary to fund these programs,” “Risk factors—We will not be able to sell our products if we fail to comply with manufacturing regulations,” “Risk factors—If we fail to obtain orphan drug exclusivity for some of our products, our competitors may sell products to treat the same conditions and our revenue will be reduced,” “Risk factors—If we fail to obtain an adequate level of reimbursement for our drug products by third-party payers, the sales of our drugs would be adversely affected or there may be no commercially viable markets for our products;” and (D) other references in the Registration Statement, the Prospectus, the Forms 10-Q for the periods ending September 30, 2002, June 30, 2002, and March 31, 2002, and the 10-K to U.S. Food and Drug Administration regulation of pharmaceutical products, (A), (B), (C) and (D) being collectively referred to herein as the “Regulatory Portion,” are, in all material respects, correct and accurate statements or summaries of applicable federal law and regulation, subject to the qualifications set forth therein,

(ii)  nothing has come to such counsel’s attention which has caused such counsel to believe that the information contained in the Regulatory Portion of the Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the date hereof, or the 10-K, as of the date it was filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and

(iii)  to the best of such counsel’s knowledge, the Company’s business, as currently conducted and solely as described in the Registration Statement, the Prospectus and 10-K does not violate the Federal Food, Drug and Cosmetic Act, the Public Health Service Act or any FDA rule or regulation, and, to the best of such counsel’s knowledge, there are no FDA judicial or administrative proceedings pending or threatened against the Company.

(e)  You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require.

(f)  You shall have received from KPMG letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved Dewey Ballantine LLP, counsel for the Underwriters.

(g)  No amendment or supplement to the Registration Statement or Prospectus, or document which upon filing with the Commission would be incorporated by reference therein, shall at any time have been filed to which you have objected in writing.

(h)  The Prospectus Supplement shall have been filed with the Commission pursuant to 424(b) under the Act at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing, provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date

(i)  Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j)  Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change or any development reasonably likely to result in a prospective material and adverse change (other than as specifically described in the Registration Statement and Prospectus), in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which could reasonably be expected to be material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

(k)  The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate signed by two of the Company’s executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (i) and (j) of this Section 6 have been met.

(l)  You shall have received the letters referred to in Section 3(t).

(m)  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

(n)  The Company shall have filed an application with the SWX for listing of the Shares on the SWX.

(o)  The Shares shall have been approved for listing for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7.    Effective Date of Agreement, Termination.    This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change, financial or otherwise (other than as specifically described in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares or (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or NASDAQ, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriter.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(1), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.    Increase in Underwriters’ Commitments.    Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Indemnity and Contribution.

(a)  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact (A) contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, (B) contained in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus, as any of the foregoing may be amended or supplemented from time to time), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and in the case of both clauses (A) and (B), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through or by you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or otherwise in strict conformity with written information furnished by or on behalf of the Company, including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Shares, provided however, that the indemnity agreement contained in clause (i) of this subsection (a) with respect to any Prepricing Prospectus or amended Prepricing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 4(b) hereof.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any other person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, except to the extent materially prejudiced by such omission. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Company’s written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)  Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such

Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)  If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)  The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

10.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 371 Bel Marin Keys Boulevard, Suite 210, Novato, California, 94949, Attention: Louis Drapeau, Chief Financial Officer.

11.    Information Furnished by the Underwriters.    The statements set forth in the last paragraph of the cover page of the Prospectus Supplement and the statements set forth in the sixth, eighth, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

12.    Governing Law, Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way a rising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company is or may be subject, by suit upon such judgment.

14.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17.    Miscellaneous.    UBS Warburg LLC, one of the Underwriters, has informed the Company as follows:

(a)  UBS Warburg LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

(b)  A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the several Underwriters.

Very truly yours,

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ LOUIS DRAPEAU
Name: Louis Drapeau Title: Chief Financial Officer

Accepted and agreed to as of the date

first above written:

UBS WARBURG LLC

CIBC WORLD MARKETS CORP.

SG COWEN SECURITIES CORPORATION

As Representatives of the several Underwriters

By:	UBS WARBURG LLC

By:	/s/ SAGE KELLY
Name: Sage Kelly Title: Director

By:	/s/ TAI HAH
Name: Tai Hah Title: Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS Warburg LLC	3,630,000
CIBC World Markets Corp.	1,996,500
SG Cowen Securities Corporation	1,633,500
Gerard Klauer Mattison & Co., LLC	60,000
Leerink Swann & Company	60,000
Morgan Keegan & Company, Inc.	60,000
Bank J. Von Tobel & Co.	60,000

Total	7,500,000

SCHEDULE B

Name	Jurisdiction of Incorporation
Glyko, Inc.	Delaware
Glyko, Inc.	California
Glyko Biomedical Ltd.	British Columbia
BioMarin Pharmaceutical (Canada) Inc.	Canada
BioMarin Acquisition (Del.) Inc.	Delaware
BioMarin Acquisition (Nova Scotia) Company	Nova Scotia, Canada
BioMarin Delivery Canada Inc.	Canada
BioMarin Enzymes Inc.	Delaware
BioMarin Genetics, Inc.	Delaware
BioMarin/Genzyme LLC	Delaware
BioMarin Holdings (Del.) Inc.	Delaware
BioMarin Holdings (Nova Scotia) Company	Nova Scotia, Canada
BioMarin Pharmaceutical Nova Scotia Company	Nova Scotia, Canada
BioMarin Pharmaceutical Delivery Nova Scotia Company	Nova Scotia, Canada

EXHIBIT C

BIOMARIN PHARMACEUTICAL INC.

Common Stock

($0.001 Par Value)

February     , 2003

UBS Warburg LLC

CIBC World Markets Corp.

SG Cowen Securities Corporation

As Representatives of the several Underwriters

c/o UBS Warburg LLC

      299 Park Avenue

      New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among BioMarin Pharmaceutical Inc. (the “Company”) and you, as Representatives of the several Underwriters, with respect to the public offering (the “Offering”) of common stock of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Warburg LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, except for the exercise of any stock option by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the sale of any Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, lineal descendant, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Warburg LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the time of purchase (as defined in the Underwriting Agreement) or (iv) on April 30, 2003 if the Underwriting Agreement is not signed before that date.

Yours very truly,

Name: